Exhibit 5.1

1620 Dodge Street, Suite 2100
Omaha, NE  68102
Main: 402.964.5000
Fax: 402.964.5050

December 13, 2011

Southwest Iowa Renewable Energy, LLC 10868 189th Street Council Bluffs, Iowa 51503
Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), in connection with a registration statement on Form S-1 (as amended, the “Registration Statement”) an amendment to which is to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this opinion, for the purposes of registering the following securities of the Company: (i) $14,251,000 of Convertible Subordinated Term Notes due August 2014 (the “Notes”) (ii) 4,750 Series A Units issuable upon conversion of the Notes (the “Note Units” and together with the Notes, collectively, the “Securities”).

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of the Company, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be.

Husch Blackwell LLP

This opinion is limited to the matters governed by federal securities laws of the United States of America and the Iowa Revised Uniform Limited Liability Company Act.  In so far as the opinions expressed herein relate to matters governed by laws other than those above, we assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  This opinion is based solely on the state of the law as of the date of this opinion, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion that might affect any of the opinions stated herein.

Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this letter, we are of the opinion that the Securities, when issued in accordance with the terms applicable thereto (as described in the Registration Statement), will be validly issued, fully paid and non-assessable and the Notes will be binding obligations of the Company.

`We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Husch Blackwell LLP
Husch Blackwell LLP

Husch Blackwell LLP